Exhibit 99.1

NEWS RELEASE

Contact:	Media Contact:
Susan Hager	Karen L. Bergman or
Senior Director, Investor Relations and	Michelle Corral
Corporate Communications	BCC Partners (US)
+1.781.431.9019	+1.650.575.1509 or +1.415.794.8662
shager@coleypharma.com	kbergman@bccpartners.com
mcorral@bccpartners.com

For Immediate Release

Coley Pharmaceutical Group Announces Pfizer’s Discontinuation of Clinical Trials

for PF-3512676 Combined with Cytotoxic Chemotherapy in

Advanced Non Small Cell Lung Cancer

Wellesley, MA, June 20, 2007 – Coley Pharmaceutical Group, Inc. (Nasdaq: COLY) today announced that its partner Pfizer has discontinued the development program in lung cancer for PF-3512676, an investigational compound, in combination with cytotoxic chemotherapy. This includes two Phase 3 clinical trials and two Phase 2 clinical trials.

A scheduled interim analysis of the ongoing Phase 3 clinical trials by an independent Data Safety Monitoring Committee (DSMC) showed that there was no evidence that PF-3512676 produced additional clinical efficacy over that achieved with the standard cytotoxic chemotherapy regimen alone. The DSMC concluded that the risk-benefit profile did not justify continuation of the trials.

“This news is surprising based on the signs of clinical activity observed with PF-3512676 in Coley’s Phase II randomized clinical trial and we are disappointed with this setback in the program,” said Robert L. Bratzler, Ph.D., President and Chief Executive Officer of Coley Pharmaceutical Group. “We remain focused on advancing our portfolio of TLR Therapeutic candidates for the treatment of cancer, allergy and asthma, lupus and rheumatoid arthritis, and as a vaccine adjuvant, including novel small molecules and RNA-based drugs targeting TLRs7, 8 and 9.”

Investor Call

Coley will be hosting a conference call and webcast today, Wednesday, June 20, 2007 at 4:30 p.m. U.S. Eastern Daylight Time with company management to discuss this development.

To access the live audio broadcast or the subsequent archived recording, visit the Investor Center section of the Coley website located at www.coleypharma.com. Please log onto Coley’s website several minutes prior to the start of the call to ensure adequate time for any software download that may be required. The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com and institutional investors can access the call via www.streetevents.com.

Investors may participate in the conference call by dialing either + 1.866.770.7051 in the U.S. or +1.617.213.8064 outside the U.S. and typing in the passcode 87620189. A replay of the call may also be accessed via telephone by dialing + 1.888.286.8010 (U.S.) or +1.617.801.6888 (international) with the passcode 61166535. The archived webcast and replay of the call will be available through July 4, 2007.

About Coley Pharmaceutical Group

Coley Pharmaceutical Group, Inc. is an international biopharmaceutical company, headquartered in Wellesley, Massachusetts, USA, that discovers and develops TLR Therapeutics™, a new class of investigational drug candidates that direct the human immune system to fight cancers, allergy and asthma disorders and to enhance the effectiveness of vaccines. Coley has established a pipeline of TLR Therapeutic product candidates currently advancing through clinical development with partners and has additional product candidates in preclinical development. Coley has product development, research and license agreements with Pfizer, sanofi-aventis, GlaxoSmithKline, Merck, Novartis Vaccines and the United States government. For further information on Coley Pharmaceutical Group please visit www.coleypharma.com.

Safe Harbor Statement Certain statements in this news release concerning Coley’s business are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any or all of the forward-looking statements in this press release may turn out to be wrong. They can be affected by inaccurate assumptions Coley might make or by known or unknown risks and uncertainties, including, but not limited to: the early stage of product development; uncertainties as to the future success of ongoing and planned clinical trials; the risk that results from early stage clinical trials may not be indicative of results in later stage trials; the unproven safety and efficacy of products under development; intellectual property rights and litigation; competitive products; and other risks identified in Coley’s filings with the Securities and Exchange Commission including, but not limited to, Coley’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006. Consequently, no forward-looking statement can be guaranteed, and actual results may vary materially. Coley undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise, except as required by applicable law.

# # #